UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

_________________________________

 FORM 8-K

 Current Report

 Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 27, 2006

CENTALE, INC.
(Exact Name of Registrant as Specified in its Charter)
New York	0-50863	22-3621870
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)
191 Main Street, East Aurora, NY 14052
(Address of principal executive offices)
(716) 714-2000
Registrant’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b)).

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c)).

Item 1.01

Entry into a Material Definitive Agreement

On December 27, 2006 Centale entered into a Consulting Agreement with Big Apple Consulting USA, Inc.  Big Apple agreed to provide consulting and investor relations services to Centale, including providing access to the securities brokerage community and promoting Centale to that community.  Centale agreed that in each month of the agreement it will issue to Big Apple for its services common stock with a market value of $100,000.  Centale also gave Big Apple a one year option to purchase 5,000,000 Centale common shares at $.10 per share, 10,000,000 shares at $.25 per share, and 10,000,000 shares at $.50 per share.  The Consulting Agreement has a term of one year.

On December 27, 2006 Centale also entered into a Sales Agency Agreement (dated December 26, 2006) with Big Apple.  Big Apple agreed to promote the Centale software branded COMPRO™ to the securities industry.  Big Apple also agreed to provide Centale contact information for public companies that could be customers for the COMPRO™.  Centale agreed to pay a fee to Big Apple for each COMPRO™ license written to a company referred by Big Apple.  Centale also agreed that when Big Apple has provided Centale 1,000 marketing leads, Big Apple will have an option to purchase common stock that will equal 4.9% of Centale’s outstanding stock at a price of $.01 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTALE, INC.

Dated: January 15, 2007

By:/s/ Thaddeus A. Wier, Jr.

      Thaddeus A. Wier, Jr.

      Chief Executive Officer

2